                                                                  EXHIBIT 10.21


                                 AIRPORT USE AND
                                 LEASE AGREEMENT

                       RICHLAND-LEXINGTON AIRPORT DISTRICT

                                       and

                                 AIR SOUTH, INC.


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                       RICHLAND-LEXINGTON AIRPORT DISTRICT
                                       and
                                 AIR SOUTH, INC.

                         Airport Use and Lease Agreement

                                    I N D E X

                                                                                Page #:
                                                                                -------
Article I             Term                                                        2

Article II            Lessor to Maintain and Operate Airport                      2

Article III           Rights of Airline                                           2-5

Article IV            Passenger Terminal Building                                 6-7

Article V             Landing Fees and Landing Fee Rate                           7-8

Article VI            Establishment of Rates and Charges in Future                8-13

Article VII           No Other Charges                                            13-14

Article VIII          Quiet Enjoyment                                             14

Article IX            Inspection By Lessor                                        14

Article X             Indemnification and Liability Insurance                     14-15

Article XI            Letter of Credit                                            15-16

Article XII           Rules and Regulations                                       16

Article XIII          Assignment and Subletting                                   16

Article XIV           Force Majeure                                               16-17

Article XV            Surrender of Possession                                     17

Article XVI           Cancellation By Lessor                                      17-18

Article XVII          Cancellation By Airline                                     18-19

Article XVIII         Damage or Destruction of Leased Premises                    19-20

Article XIX           Right To Convert Rate Formula                               20

Article XX            Non-Waiver of Rights                                        21

Article XXI           Invalidity of Clauses                                       21

Article XXII          Approval By Lessor                                          21

Article XXIII         Headings                                                    21

Article XXIV          Equal Terms                                                 21



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Table of Contents (continued)

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
Article XXV           Title to Airline Installed Improvements
                      and Property                                                22

Article XXVI          Alterations and Additions                                   22

Article XXVII         Licenses and Permits                                        22

Article XXVIII        Notices                                                     22

Article XXIX          Charges for Late Payment                                    23

Article XXX           Attorneys Fees                                              23

Exhibit "A"

Exhibit "B" (2 Pages)

Exhibit "C"

Exhibit "D"

Exhibit "E"

Exhibit "F"

Exhibit "G"


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                         AIRPORT USE AND LEASE AGREEMENT

         THIS AGREEMENT, made and entered into as of the 15th day of August 1994 by and between the RICHLAND-LEXINGTON AIRPORT DISTRICT, a public body corporate organized under the laws of the State of South Carolina, hereinafter called "Lessor" and AIR SOUTH, INC., a South Carolina based corporation, hereinafter called "Airline".

                              W I T N E S S E T H:

         WHEREAS, Lessor owns and operates the Airport known as Columbia Metropolitan Airport, which is depicted on the attached Exhibit A, which as it now exists, or as it may be changed in the future, is hereinafter called "Airport"; and

         WHEREAS, Lessor has the right to lease property on the Airport together with the facilities, rights, licenses and privileges hereinafter granted, and has full power and authority to enter into this Agreement in respect thereof; and

         WHEREAS, Airline has applied for certification to engage in the business of air transportation by aircraft for carriage of persons, property and mail, hereinafter called "Air Carrier Service"; and

         WHEREAS, Approval by all regulatory authority shall be required prior to the commencement of service by Airline at Airport; and,

         WHEREAS, Airline desires to lease certain premises, facilities, rights and privileges and to use the Airport in connection with the operation of its Air Carrier Service and Lessor is willing to lease such premises, facilities, rights and privileges and to grant the use of the Airport to Airline for such purposes upon the terms and conditions hereafter stated; and,

         WHEREAS, Airport is now operating with all Airlines on a residual cost rate formula but plans to convert to a modified residual rate formula as early as practicable so that the revenues received from operating the airfield and the passenger terminal facilities are allocated in accordance with the cost of the provision and operation of those facilities;

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         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained to be observed and performed, the parties hereto hereby formally covenant, agree and bind themselves as follows:

                                    ARTICLE I

                                      TERM

         The term of this Agreement shall be for a period of 14 years, 4 months and 16 days, commencing on August 15, 1994 and terminating at the end of December 31, 2008.

                                   ARTICLE II

                     LESSOR TO MAINTAIN AND OPERATE AIRPORT

         Throughout the term of this Agreement, Lessor shall operate, maintain, manage and control the Airport in a first class, efficient, economical and businesslike manner. Such operation, maintenance, management and control shall comply with all pertinent requirements of the Federal Aviation Administration, or successor in duties related thereto, and shall include without limitation the adequate and proper operation and maintenance of the land, runways, taxiways, navigation aids, lighting, equipment, entrances, exits, roads, parking areas and all other public facilities and appurtenances within the boundaries of the Airport.

                                   ARTICLE III

                                RIGHTS OF AIRLINE

         Lessor does hereby grant to Airline the non-exclusive use of the Airport, in common with other users of the Airport.

         In addition, but not as a limitation upon the generality of any other provision hereof, Airline may use the Airport, excepting those areas exclusively leased to others, for the following specific purposes:

         (a)      The operation of its Air Carrier Service;

         (b) The landing, taking off, flying over, taxiing, pushing, towing, parking, loading and unloading of aircraft and other equipment, including the right to handle all or part of the operation or services of another airline;

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         (c)      The repairing, maintaining, conditioning and servicing of
                  aircraft and other equipment;

         (d) The sale of air transportation tickets and service, conveniences and facilities related to air travel and the processing of passengers and their baggage for air travel; the sale, handling and providing of mail, freight and express services and conveniences related thereto and the performance of other activities connected with the operation of its Air Carrier Service;

         (e) The training at the Airport of personnel in the employ of or to be employed by Airline, and the testing of aircraft and other equipment owned or operated by Airline such training and testing to be incidental to the use of the Airport in the operation by Airline of its Air Carrier Service provided, however, that such training and testing will not unreasonably hamper or interfere with the use of the Airport and its facilities by other users entitled to the use of the same;

         (f) The sale, disposal or exchange of Airline's aircraft, engines, accessories, aviation fuels, ground vehicle fuels, oil, greases, lubricants, and other materials, supplies and equipment related to its Air Carrier Service;

         (g) The full right to purchase at the Airport, or elsewhere, from any person, or company, of its choice, its lubricating oil, greases, and all other materials and supplies and services; and no charges, fees, licenses, exercise or operating taxes, tolls, or charges upon any such purchases shall be charged or collected by Lessor from Airline, or from any other person for the privilege of, or in connection with the purchasing, handling, loading, unloading, storing, servicing, using, or transporting, to, from, or at, the Airport, such materials and supplies, or other property in connection with Airline's business;

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         (h)      The servicing by Airline, or its suppliers, at appropriate locations, of aircraft and other equipment, owned, or operated, by Airline, or its suppliers of materials and furnishers of services; by truck, or otherwise, with aviation fuel, ground vehicle fuel, lubricating oil, greases, and all other materials and supplies and services required by Airline in the conduct of its Air Carrier Service; such right shall include, without limiting the generality hereof, the right to erect, or install and maintain on the Airport, adequate storage facilities for such aviation fuel, ground vehicle fuel, lubricating oil, greases and other materials and supplies, at convenient locations, in accordance with insurance underwriters' standards, together with the necessary pipes, pumps, motors, filters and other appurtenances incidental to the use thereof; such structures and appurtenances to be and remain the severable property of Airline.

         (i) The loading and unloading of persons, property and mail by such motor vehicles, or other means of conveyance as Airline may require in the operation of its Air Carrier Service and Airline may designate the particular carrier, or carriers, which may transport Airline's employees, property, mail, express and freight, to, from and on the Airport;

         (j) The right to install and operate identifying signs on the Airport and the general type, design and location thereof to be subject to the approval of Lessor;

         (k) The right to install, maintain and operate, in, on and about the Airport, such radio communications, meteorological and aerial navigation equipment and facilities as may be necessary, or convenient, for its operation; such equipment and facilities to be located in areas leased to Airline for its exclusive use, or on such other portions of the Airport as may be designated for that purpose by Lessor;


                                      4


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         (1)      Such rights of way as it may require for communications
                  controls, teletype, telephone, interphone, pneumatic tubes and power lines, in and between the Passenger Terminal Building and other points on the Airport, provided, however, that the location of such rights of way shall be subject to the approval of Lessor;

         (m) The conduct of any other function, or operation, reasonably necessary to the proper performance and operation by Airline of its Air Carrier Service;

         (n) The full, free and unobstructed ingress to and egress from the Airport and all premises leased exclusively or preferentially to it, or in common with others; subject to the provisions of
                  Article XI herein, which provides for Rules and Regulations of Lessor; for Airline, its employees, passengers, invitees, suppliers of materials and furnishers of services; its, or their, aircraft, equipment, vehicles, or machinery and furnishers of services; provided, however, that such rights shall not be construed to prevent Lessor from charging ground vehicle parking fees to the public in the area designated by Lessor for public parking. Ground vehicle parking charges to Airline's employees, if applicable, are covered elsewhere herein.

         (o) Airport reserves the right to charge all users of the Airport, except Airlines its employees, Airline's suppliers of materials and furnishers of services, a minimum parking fee for ground vehicles to enter the Airport.

         Nothing herein contained shall be construed to mean that Airline is authorized to conduct a business of any kind on the Airport except its Air Carrier Service and nothing herein contained shall be construed as authorizing Airline, in its conduct of its business, to interfere, unreasonably, with other persons, or tenants, lawfully using, or leasing, Airport facilities.

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                                   ARTICLE IV

                           PASSENGER TERMINAL BUILDING

         Lessor hereby leases to Airline the areas in the Passenger Terminal Building area as set forth on Exhibit B, which is attached hereto; for which Airline shall pay monthly rentals, in advance, as set forth on Exhibit C which is attached hereto; for the time periods specified on the said Exhibit C.

         Services, Utilities and Maintenance - Lessor and Airline shall each respectively furnish in the Passenger Terminal Building the services, utilities and maintenance, and pay the costs and expenses therefor, as indicated on Exhibit D attached hereto.

         Employee Ground Vehicle Parking - Lessor shall make available to Airline's employees reasonably adequate automobile parking facilities. Lessor may, at its discretion, charge Airline's employees a parking fee, to recover its costs and expenses for providing such parking facilities.

         Rent for Aircraft Loading Positions - Lessor has the right to include the charges for the use of the aircraft loading and unloading positions serving the Passenger Terminal Building, (herein referred to as "Aircraft Loading Positions" in the singular as well as in the plural form;) in the Landing Fee Rate, or to negotiate a separate rental, or use charge, therefor, at any time that the Landing Fee rate is established.

         Use of Aircraft Loading Positions and Passenger Hold Rooms - Airline is granted the preferential use of the Aircraft Loading Position designated on Exhibit B, which is attached hereto, for loading and unloading aircraft. Lessor retains the right to permit other authorized airlines to use the Aircraft Loading Position for loading and unloading aircraft and to use the Passenger Hold Room related thereto for the processing of passengers, when it is not required by Airline for such purpose. Airline covenants to use its best efforts to minimize its time of usage of such facilities and to remove its aircraft promptly when they are not being loaded, or unloaded, from the Aircraft Loading Position, and to make available the use of the related Passenger Hold Room (including any Passenger Loading Bridge which may be attached thereto), whenever


                                        6


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Lessor notifies it that the said Aircraft Loading Position and related Passenger
Hold Room, are required for loading, or unloading, aircraft of other authorized airlines. Whenever such facilities are used by others, Airline has the right to charge such other users its reasonable costs and expenses related to providing such facilities. Airline agrees to submit to Lessor a schedule of its charges for the use of such facilities during the following year. However, Airline shall not have the right to make a use charge for the Aircraft Loading Position if the use thereof is included in the Landing Fee Rate and Lessor makes no separate rental, or use, charge to Airline, therefor.

         Flights originating at Airport will not be parked on an Aircraft Loading Position for a period of time longer than one hour prior to such flight's scheduled departure, if the Lessor advises that such is required for loading, or unloading, aircraft of others not having such facilities available for their use during the time involved.

         Whenever Lessor requires Airline to move its aircraft from the Aircraft Loading Positions, Lessor will provide substitute parking facilities for such aircraft, of an adequate nature, in the event that Airline does not have space for such aircraft, on the premises which it leases on the Airport.

         If the Airport is required by an agency of the United States government to modify, or add to, the facilities exclusively or preferentially leased to Airline herein, or leased in common to Airline and other airlines herein; for safety, or other reasons; the expense of such, amortized over a reasonable period of time, will be charged to Airline as additional rental, at the time that the modifications, or additions, are made ready for beneficial use or occupancy.

                                    ARTICLE V

                        LANDING FEES AND LANDING FEE RATE

         Charges for the non-exclusive use of facilities, rights, licenses and privileges at Airport which are granted to Airline herein, except those expressly set forth herein and in separate lease agreements with Airline, shall be combined in and represented by Landing Fees which shall be determined by multiplying the Landing Fee Rate of Forty-Two and 95 Hundredth Cents ($.4295) per thousand pounds, times the total number of thousands of pounds of maximum certificated gross landing weight of Airline's aircraft

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actually landing at the Airport, in revenue service including training flight landings, during the preceding month; from August 15, 1994 through the end of December 31, 1994.

         Airline shall submit to Lessor not later than the 5th day of each month during the term hereof, a statement showing the information set forth below pertaining to Airline's actual landing of revenue and training flights at the Airport for the preceding month, and the Airline shall pay Landing Fees to Lessor promptly upon receipt of an invoice for such, as applicable:

         1. The number of aircraft actually landing at the Airport in revenue service and for training purposes, separately stated by types of aircraft, and whether such are in revenue, or training service.

         2. The number of enplaned passengers and the number of deplaned passengers, separately stated, and the pounds of enplaned mail, freight and express separately stated; and if available the pounds of deplaned mail, freight and express separately stated.

         The term "maximum certificated gross landing weight" of aircraft as used herein, shall mean the maximum landing weight as published by Airline in the then current Flight Operations Manual and approved by the Federal Aviation Administration, or its successor in duties, for landing such aircraft at the Airport.

                                   ARTICLE VI

                  ESTABLISHMENT OF RATES AND CHARGES IN FUTURE

         During the term hereof, Landing Fees and Terminal Rentals will be established annually for the ensuing one year period. Prior to the end of each fiscal year Commission will furnish to Airline a statement of estimated Airport Revenues and Expenses along with Commission's proposed budget for the following fiscal year for which new rates and charges are to be adopted. The information furnished to Airline will include the estimated rates and charges to be payable by Airline pursuant to the new budget. Also prior to the end of the fiscal year and prior to the adoption of the estimated rates and charges, Commission's representatives will meet with Airline and other signatory airlines to discuss the estimated revenues and expenses for the year

                                        8


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ending, and the proposed budget for the new year and the resulting estimated rates and charges. Airline will have the opportunity to comment on and be heard with respect to the matters to be discussed at the meeting.

         Following such meeting Commission will adopt its new budget and proposed rates and charges after giving effect to the changes therein, if any, suggested by/pursuant to Airline's comments. Commission will provide Airline with a copy of the final budget and the new rates and charges to be effective in the new fiscal year: Provided, however, that the new rates and charges will not be finally adopted or placed into effect until after Commission's audited financial statements from the prior year have been accepted by Commission and Commission issues its letter to Airline establishing such new final rates and charges. From the first day of each new fiscal year Airline shall continue to pay rentals and landing fees at the prior year's rates until notified by Commission that the final rates are in effect. The final rates shall be retroactive to the first day of the new fiscal year and Commission will cause its invoice to Airline to be issued giving effect to such new rates, including a credit for any overpayment by Airline or an additional charge for any underpayment by Airline under the new schedule of rates and charges. When establishing such fees, rentals and charges it is agreed that the following principles shall be observed:

         1. The Airport is operated primarily for the benefit of the users thereof and in accordance with this premise it is the purpose of Lessor to establish fair and reasonable Airport rates, fees and charges for all such users which will return to Lessor, when added to other Airport income, sufficient revenues which will enable it to operate the Airport in a competent, efficient and economical manner, considering the factors set forth in this Article VI and elsewhere herein.

         2. Grants and participating funds from the United States of America, or an agency thereof, and grants and participating funds from the State of South Carolina, or an agency thereof, shall be applied to

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                  reduce the costs and expenses of the Airport before computing
                  Airline's fees, rentals, or charges, hereunder.

         3. No depreciation will be charged to land which is considered to be a non-depreciating asset.

         4. Reasonable fees, rentals and charges, as appropriate, will be charged to all users of the Airport.

         5. Lessor agrees to use its best efforts to maximize concession revenue and ancillary income in order to help defray the expenses of the Airport.

         6. Consistent with good business practices Lessor agrees to use its best efforts to obtain the maximum amount of grants and participating funds for the Airport from the United States of America, or an agency thereof.

         7. Payments, coverage requirements, deposits into funds and accounts as required by future acts authorizing the issuance of bonds for Airport purposes will be chargeable as Airport expense following the date hereof, as provided for herein.

         8. Sound accounting principles recognizing the particular requirements of airports, consistently applied, will be used by Lessor for keeping the books, accounts and records of the Airport.

         9. The overhead and indirect expenses of Lessor will be determined and allocated equitably to the various cost centers of the Airport.

         10. Deficits or surpluses of the Airport during the preceding rate period will be carried forward and applied to increase or reduce, as the case may be, the fees, rentals and charges to be charged in the following rate period.

         11. Forecasted income and expenses for the Airport for the next ensuing rate period will be taken into consideration.

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         12.      Passenger boarding taxes, use fees or similar charges upon passengers using the Airport will be credited to the costs, expenses, financing and bond requirements of the Airport.

         13. The projects called for in the Airport's Master Plan as approved by the Federal Aviation Administration, may be undertaken by Lessor and the amortization of the costs and expenses related thereto, not covered by grants and participating funds from the United States of America, or an agency thereof; will be considered as Airport expense, including all payments and deposits required by authorizations for the issuance of bonds, payments to banks and other lenders and the amortization of Airport funds.

         14. Projects required by the Federal Aviation Administration for safety will be undertaken by Lessor when it is prudent to do so and the amortization of the costs and expenses related thereto, not covered by grants and participating funds from the United States of America, or an agency thereof; or the State of South Carolina, or an agency thereof; will be considered as Airport expense, including all payments and deposits required by authorizations for the issuance of bonds, payment to banks and other lenders and the amortization of Airport funds.

         15. Payments and deposits required by authorization for the issuance of bonds, or payments to banks and other lenders, will not be charged to Airport cost or expense, for projects that are not included in the then current Master Plan of the Airport, which has been approved by the Federal Aviation Administration; or are not required by Federal Aviation Administration for safety; unless such projects are entirely self-supporting through lease commitments made by the user or users, thereof, to make all payments required related thereto; unless such bonds or borrowing are approved by a Majority-In-Interest of the Airlines. A Majority-In-Interest of the

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                  Airlines is defined to consist of a least one half in number of the airlines serving the Airport which have agreements in effect substantially similar to this one, which collectively enplaned at least fifty percent of the passengers at the Airport during the preceding calendar year.

         16. Principal and interest on the bonds which fall due as set forth on the attached Exhibit E will be treated for the purpose hereof as Airport expense.

         17. Lessor will furnish to Airline annually the proposed Airport budget for the following year as soon as it is available and in a reasonable time prior to its being adopted by Lessor, in order to provide Airline with sufficient opportunity to provide comments and to present objections thereto, if it desires to do so.

         18. Beginning on January 1, 1992 the Airport rate base will be increased by an amount equal to the discount previously granted airlines, having agreements substantially similar to this one with Lessor, serving the Airport, during the period January 1, 1979 through the end of December 31, 1981, as set forth on Exhibit F, which is attached hereto. The said discount will be computed in accordance with the provisions of Exhibit F and the total amount so computed will be amortized over a period of ten (10) years, without interest, and will be deposited in the Capital Fund as set forth in Article V herein, and will not be treated as surplus income when establishing rates and charges in the future years as provided for in this Article.

         19. The gross revenues derived from the Airport shall be used solely for the operation, maintenance, improvement, acquisition of equipment and supplies, management, expansion and financing requirements of the Airport.

         20. All costs and expenses associated with screening passengers, other persons, baggage and hand-carried objects, entering the aircraft boarding areas of the Passenger Terminal Building, pursuant to applicable Federal Air Regulations; will be paid for by Airline, on a pro rata basis with other airlines serving the Airport; which airlines are required to, or actually do, use the passenger screening facilities.

         21. Lessor agrees to exercise prudence in the operation, maintenance, improvement, expansion, management and financing of the Airport.

         There is currently pending a resolution to a controversy involving interpretation of the Airport Use and Lease Agreement with Delta Air Lines, USAir Air Lines, United Air Lines, and American Airlines. Airline agrees that resolution of that issue may effect signatory rates and charges hereunder and agrees that it will participate in such additional charges as may be ordered or agreed to between the parties or receive reductions in signatory airline rates as may occur.

                                   ARTICLE VII

                                NO OTHER CHARGES

         Lessor agrees that no rents, fees, charges, or tolls, other than those expressly provided for in this Agreement or other Agreements between Lessor and Airline; shall be charged or collected by it from Airline, from Airline's passengers, employees, suppliers of materials, or furnishers of services; for the use of any of the premises, facilities, licenses and privileges expressed in or reasonably inferred from these presents, or for any of the services required to be performed by Lessor; the rents, fees and charges expressly provided herein, being full and complete consideration and compensation to Lessor for the use of said premises, facilities, licenses and privileges and the performance of said services.

         Notwithstanding the foregoing, Lessor has the right to make a separate and additional charge to Airline, for additional facilities leased to it; for its exclusive use, preferential use or for common use with other airlines, or other users; not expressly covered herein; provided such is included in a written agreement.

         In the event that the Congress of the United States shall permit, or it shall otherwise become lawful at any time in the future; to assess and collect a head tax, passenger boarding tax, use fee, or similar charge upon passengers using the Airport, or any of its facilities, or services; this provision shall not limit the right of Lessor to assess and collect such tax, fee or charge.

                                  ARTICLE VIII

                                 QUIET ENJOYMENT

         Lessor agrees that on payment of the rents, fees and other charges provided for herein and the performance of the covenants and agreements on the part of Airline to be performed hereunder, Airline shall peaceably have and enjoy the premises, appurtenances, facilities, rights, licenses and privileges granted herein.

                                   ARTICLE IX

                              INSPECTION BY LESSOR

         Lessor may enter upon any premises which are leased exclusively or preferentially to Airline, or jointly to Airline and others, at any reasonable time, for any purpose necessary, incidental to, or connected with, the performance of its obligations hereunder, or in the exercise of its governmental functions as it relates to public health, safety and general welfare of the Airport.

                                    ARTICLE X

                     INDEMNIFICATION AND LIABILITY INSURANCE

         Airline shall protect, defend and hold Lessor completely harmless from and against any and all liabilities, losses, suits, claims, judgments, fines or demands arising by reason of injury or death of any person or damage to any property, (including but not limited to attorney fees, court costs, and expert fees), of any nature whatsoever arising out of or incidental to this Lease and the use or occupancy of the Premises or the acts or omissions of Airline's directors, officers, agents, employees, contractors, subcontractors or licensees; however, the above indemnity shall not apply to any injury, death or damage caused by the negligence or wilful misconduct of Lessor, its commissioners, directors, officers, agents and employees, Lessor shall give reasonable notice of any such claims or actions. The provisions of this section shall survive the expiration of early termination of this Lease.

         Airline agrees to carry and keep in force public liability insurance with an insurance company of recognized responsibility covering personal injury and property damage to protect the Lessor, its commissioners, directors, agents, officers and employees from liability covered by the indemnification provisions of this Article. Without limiting its liability as aforesaid, Airline agrees to carry and keep in force such insurance with limits of liability for death, personal injury and property damage in a sum not less than Fifty Million and No/100 ($50,000,000.00) Dollars with the Lessor and its commissioners, directors, officers, agents and employees as additional named insured. The aforesaid minimum amounts may be reviewed from time-to-time by the parties hereto and adjusted so as to be adequate after consultation with an insurance underwriting consultant. Airline will furnish Lessor with proper certification that such insurance is in force.

                                   ARTICLE XI

                                LETTER OF CREDIT

         Airline covenants and agrees that no later than fourteen (14) calendar days from the date of Airline's execution of this Agreement, Airline will provide Airport an irrevocable Letter of Credit in the form of Exhibit G. The Letter of Credit shall name the Richland-Lexington Airport District as beneficiary and shall be in a stated amount of not less than three (3) months' pecuniary obligation calculated by reference to Exhibit C and Article V.

         If at any time Airline fails to make timely payment under the terms of this Agreement, Airport may draw on the Letter of Credit or any portion of it for payment or to compensate Airport for any damages sustained by Airport resulting from Airline's default. Airline shall immediately on demand provide Airport with another irrevocable Letter of Credit equal to that portion of the Letter of Credit expended or applied by Airport to bring payments current or cure such default as to maintain an irrevocable Letter of Credit in the sum initially provided to Airport. Airport's obligations to Airline with respect to the Letter of Credit are those of a beneficiary and not a creditor or trustee.

         Airline's failure to provide Airport with a Letter of Credit within the period stated herein shall be deemed a material default of this Agreement's terms, covenants, and conditions and upon the happening of same this Agreement shall be terminated without further notice to Airline.

                                   ARTICLE XII

                              RULES AND REGULATIONS

         Lessor may adopt and enforce reasonable rules and regulations, which Airline agrees to observe and obey, with respect to the use of the Airport and appurtenances, together with all facilities, improvements, equipment and services of the Airport for the purpose of providing for safety, good order, good conduct, sanitation and preservation of the Airport and its facilities; provided that such rules and regulations are not inconsistent with the rules, regulations and orders of the Federal Aviation Administration, or its successor in duties, with respect to aircraft operations at the Airport; and provided further that such are not inconsistent with the provisions of this Agreement, or other agreements with Airline at the Airport; or the procedures prescribed, or approved, from time-to-time by the Federal Aviation Administration, or its successor in duties, with respect to the operation of aircraft operated by Airline at the Airport.

                                  ARTICLE XIII

                            ASSIGNMENT AND SUBLETTING

         Airline shall not assign this Agreement, or any part thereof, without the prior written approval of Lessor; provided, however, that Airline may, without such consent, assign this Agreement to any person, firm or corporation with which Airline may merge, or consolidate, or which may succeed to the business of Airline.

         Airline shall not sublet all or any part of the premises leased hereunder without the prior written approval of Lessor.

                                   ARTICLE XIV

                                  FORCE MAJEURE

         Neither Lessor, nor Airline, shall be deemed in violation of this Agreement if it is prevented from performing any of its obligations hereunder by reasons of strikes, boycotts, labor disputes, embargoes, shortages of material, acts of God, acts of the public enemy, acts of superior governmental authority, weather conditions, floods, riots, rebellions, acts of sabotage, or any other circumstances for which it is not responsible, or which are not in its control; provided, however, that this Article does not apply to failure by Airline to pay the rentals, fees and charges set forth herein. In any such case, a prompt written notice shall be given to the other party of the existence of such cause and of readiness to resume performance upon the removal, or non-existence thereof.

                                   ARTICLE XV

                             SURRENDER OF POSSESSION

         Airline agrees to yield and deliver to Lessor possession of the premises leased exclusively, preferentially, or in common with others, at the termination of this Agreement, by expiration or otherwise, or of any renewal or extension thereof, in good condition in accordance with its express obligations hereunder, except for reasonable wear and tear, fire or other casualty, and Airline shall have the right any time during said term, or any renewal or extension hereof, and for thirty (30) days after the termination hereof, to remove its trade fixtures and equipment situated on the premises which were installed, or placed by it, at its expense, in, on, or about, the premises leased hereunder; subject, however, to any valid lien which Lessor may have thereon for unpaid rents, fees, or charges.

                                   ARTICLE XVI

                             CANCELLATION BY LESSOR

         Lessor may cancel this Agreement and terminate all of its obligations hereunder at any time that it is not in default upon or after the happening of any of the following events:

         (a)      Airline shall file a voluntary petition in bankruptcy; or

         (b) Proceedings in bankruptcy shall be instituted against Airline and Airline is hereafter adjudicated bankrupt pursuant to such proceedings; or

         (c) A court shall take jurisdiction of Airline and its assets pursuant to proceedings brought under the provisions of any Federal reorganization act; or

         (d)      A receiver of Airline's assets shall be appointed; or

         (e) Airline shall be lawfully divested of, or prevented by any final action of any cognizant Federal, or State Authority, from conducting and operating its Air Carrier Service at the Airport; or

         (f) Airline voluntarily abandons its conduct of its Air Carrier Service at the Airport for a period of thirty days, except if such is due to a labor strike, or labor dispute, in which Airline is involved; or

         (g) Any assignment is made by Airline for the benefit of its creditors; or

         (h) The material default by Airline of any of the covenants or agreements herein contained and the failure of Airline to remedy such default as hereinafter provided. In the event of such material default Lessor may give Airline notice in writing to correct such default and if such default shall continue for sixty days after the receipt of such notice by Airline (except where fulfillment of its obligation requires activity over a period of time and Airline shall commence to perform whatever may be required for the fulfillment within forty-five days after the receipt of notice and continues such performance without interruption, except for causes beyond its control), Lessor may, after the lapse of said sixty day period, cancel this Agreement, without forfeiture, waiver, or release of Lessor's rights to any sum of money due under the provisions of this Agreement.

                                  ARTICLE XVII

                             CANCELLATION BY AIRLINE

         Airline may cancel this Agreement and terminate all of its obligations hereunder at any time that Airline is not in default in the payment of any rentals, fees, or charges, to Lessor hereunder, by giving Lessor twenty (20) days written notice if Airline shall be prevented from operating its Air Carrier Service to and from the Airport by reason of its inability to use a substantial part, or all, of the runways, taxiways and Aircraft Loading Positions; as hereinafter set forth:

         (a) For a period of longer than thirty (30) consecutive days, resulting from any condition of the Airport not due to the fault of Airline; or

         (b) For a period of longer than ninety (90) consecutive days, resulting from a permanent injunction issued by any court of competent jurisdiction; or

         (c) For a period of longer than ninety (90) consecutive days, resulting from any order, rule, or regulation, of the Federal Aviation Administration or any governmental agency having jurisdiction over the operations of Airline at the time, with which Airline is unable to comply at reasonable cost, or expense.

         Airline may also cancel this Agreement if any governmental agency having jurisdiction over the operations of Airline at the time, suspends for a period of sixty (60) days, or longer; cancels; or terminates Airline's right to serve the Airport; unless Airline voluntarily sought, or failed to take reasonable action to prevent, such suspension, cancellation, or termination.

         If Lessor shall fail to perform any of its obligations under this Agreement within thirty (30) days after receipt of notice of default thereunder from Airline (except where fulfillment of its obligation requires activity over a period of time and Lessor shall commence to perform whatever may be required for fulfillment within twenty (20) days after the receipt of notice and continues such performance without interruption, except for causes beyond its control) then Airline may terminate this Agreement, such termination to be effective upon the date set forth in such notice.

                                  ARTICLE XVIII

                    DAMAGE OR DESTRUCTION OF LEASED PREMISES

         If any property, part or all of which is leased to Airline, shall be partially damaged by fire or other casualty but not rendered untenantable, the same shall be repaired with due diligence by the Lessor at its own cost and expense, unless such fire or other casualty was caused by the negligence of Airline; if the damage shall be so extensive as to render part or all of such premises untenantable but capable of being repaired in sixty (60) days, the same shall be repaired with due diligence by the Lessor at its own expense, and the rent payable hereunder shall be proportionately paid up to the time of such damage and shall thenceforth cease as to the untenantable premises until such time as they shall be tenantable; and in case such property, or any part thereof, is completely destroyed by fire or other casualty or so damaged as to remain untenantable for more than sixty (60) days, at the option of Airline either (1) said premises shall be repaired or reconstructed with due diligence by the Lessor at its own cost and expense and the rent payable hereunder for the destroyed premises shall be proportionately paid up to the time of such damage or destruction and shall thenceforth cease until such time as the premises shall be put in order; or (2) within ninety (90) days after the time of such damage or destruction and before the said premises shall be put in order and before contract for repair or reconstruction thereof has been signed, the Airline shall give Lessor notice of its intention to cancel this Agreement in its entirety, or the portion thereof relating to such property, shall forthwith cease and terminate.

                                   ARTICLE XIX

                          RIGHT TO CONVERT RATE FORMULA

         Notwithstanding any other provision in this Agreement, the Airport reserves the right to convert from its current residual cost rate formula to a modified residual rate formula which will provide for rates and charges based on a determination of the cost of provision of and operating the airfield and the passenger terminal facilities and other facilities used by Airline by allocating these costs to other airlines and this Airline in proportion to their use of airfield and passenger terminal facilities at Airport. This modification shall not take place until sixty (60) days after the Agreement is reached with other Airlines operating at the Airport to the adoption to the modified residual rate system or a modification of same.

                                   ARTICLE XX

                              NON WAIVER OF RIGHTS

         Continued performance by either party hereto pursuant to the terms of this Agreement after a default of any of the terms, covenants and conditions herein contained to be performed, kept or observed, by the other party hereto, shall not be deemed a waiver of any right to cancel this Agreement for any subsequent default and no waiver of any such default shall be construed or act as a waiver of any subsequent default.

                                   ARTICLE XXI

                              INVALIDITY OF CLAUSES

         The invalidity of any portion, paragraph, provision, or clause of this Agreement, shall have no effect upon the validity of any other part, or portion hereof.

                                  ARTICLE XXII

                               APPROVAL BY LESSOR

         Wherever the approval of Lessor is called for herein it is understood and agreed that such approval shall be in writing and shall not be unreasonably withheld.

                                  ARTICLE XXIII

                                    HEADINGS

         The Article title shown in this Agreement is inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of any provision of this Agreement.

                                  ARTICLE XXIV

                                   EQUAL TERMS

         Lessor covenants and agrees that if it enters into any contract, agreement, or lease; with any other Airline which offers to the public the same or substantially the same scheduled daily passenger service at the Airport, containing more favorable terms than those set forth in this Agreement; or if Lessor grants to any other such air transportation operator, or Airline; rights, licenses, or privileges with respect to the Airport; which are more favorable than those accorded to Airline; then the same terms and conditions will automatically and concurrently be made available to Airline.

                                   ARTICLE XXV

              TITLE TO AIRLINE INSTALLED IMPROVEMENTS AND PROPERTY

         As to improvements and property installed and paid for by Airline under the terms of this Agreement, Airline will retain title to all of its trade fixtures and equipment only, except as may otherwise be provided for in this Agreement, or other Agreements, between the parties hereto.

                                  ARTICLE XXVI

                            ALTERATIONS AND ADDITIONS

         Airline shall make no alterations, or additions, to its premises leased hereunder without the prior written approval of Lessor.

                                  ARTICLE XXVII

                              LICENSES AND PERMITS

         It is agreed that any licenses, permits, or documentary stamps required shall be paid by Airline.

                                 ARTICLE XXVIII

                                     NOTICES

         Notices to Lessor provided for herein shall be in writing and shall be sufficient if sent by registered, or certified, mail, postage prepaid; or by hand, addressed to and receipted for by Lessor, as follows:

                               Executive Director
                          Columbia Metropolitan Airport
                                 P.O. Box 280037
                       Columbia, South Carolina 29228-0037

and to Airline as follows:

                                 Air South, Inc.
                            Office of General Counsel
                        1800 St. Julian Place, Suite 400
                         Columbia, South Carolina 29204

                                  ARTICLE XXIX

                            CHARGES FOR LATE PAYMENT

         Time is of the essence for the payment of all charges hereunder. Should Airline fail to make payment on statements so that it is received by Lessor by no later than thirty (30) days of its due date, the sum shall be adjudged to be past due and a late penalty of one and one-half (1 1/2%) percent shall be due and payable. Thereafter, a late penalty of 1 1/2% per month shall continue to accrue until paid.

                                   ARTICLE XXX

                                 ATTORNEY'S FEES

         In the event of any action, suit or proceeding brought to collect the rentals and fees (or any portion thereof) due or to become due hereunder, to take possession of the demised premises, to enforce compliance with this Agreement, or for failure to observe any of the covenants of this Agreement, Airline shall pay Lessor's attorney fees in such sum as the Court may adjudge reasonable for attorney's fees to be allowed in said suit, action or proceeding.

         IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

ATTEST:                                    LESSOR:
                                           RICHLAND-LEMNGTONAIRPORTDISTRICT

/s/                                    BY: /s/ H. Ray Horn
-----------------------------------        -------------------------------------
Secretary                                    Chairman

/s/                                    BY: /s/
-----------------------------------        -------------------------------------
                                             Executive Director

ATTEST:                                AIRLINE:
                                       AIR SOUTH, INC.

/s/                                    BY: /s/
-----------------------------------        -------------------------------------
                                       Title   Chief Financial Officer
                                             -----------------------------------

APPROVED AS TO FORM:

/s/
-----------------------------------
Attorney for RLAD

  August 12, 1994
-----------------------------------
Date

                                  [ROAD MAP]

AS4
                                 SQUARE      1994 RATE    1994 ANNUAL   1994 MONTHLY
1994 AIR SOUTH RATE                FEET     PER SQUARE       INVOICED       INVOICED
SIGNATORY AIRLINE RATES          LEASED           FOOT         CHARGE         CHARGE
8/01/94                    (PER DRAWING)
---------------------------------------------------------------------------------------
AIR SOUTH
------------
SECOND LEVEL
------------
TICKET COUNTER                    210.00         $33.19      $6,969.90        $580.83
OFFICE                            510.00         $24.90     $12,699.00      $1,058.25
BAGGAGE MAKE-UP                   277.00         $23.19      $6,423.63        $535.30
CANOPY                            980.00         $10.49     $10,280.20        $856.68
                            -------------                ------------------------------
SUB TOTAL                       1,977.00                    $36,372.73      $3,031.06
                            -------------                ------------------------------

LOWER LEVEL
-----------
COMMON BAG CLAIM                  482.00         $25.63      $12,353.66      $1,029.47
BAGGAGE OFFICE                      0.00         $24.90           $0.00          $0.00
                            -------------                ------------------------------
SUB TOTAL                         482.00                     $12,353.66      $1.029.47
                            -------------                ------------------------------
EAST CONCOURSE
--------------
HOLD ROOM GATE 11               3,853.00         $27.34     $105,341.02      $8,778.42
OPERATIONS                        708.00         $20.01      $14,167.08      $1,180.59
RAMP STORAGE                      333.00         $16.60       $5,527.80        $460.65
                            -------------                ------------------------------
SUB TOTAL                       4,894.00                     125,035.90      10,419.66
                            -------------                ------------------------------
TOTALS                          7,353.00                     173,762.29      14,480.19
                            =============                ==============================



(Per Article V, Landing Fees For 3 Months Estimated at $22,000)



                                                                  EXHIBIT C
                                                                  AUGUST 1, 1994

                 [TERMINAL BUILDING FLOOR PLAN - MAIN LEVEL]

               [TERMINAL BUILDING FLOOR PLAN - CONCOURSE LEVEL]

                          COLUMBIA METROPOLITAN AIRPORT
                    Passenger Terminal Space Usage & Services


TERMINAL


Airfine Leased Space                                                       S Q U A R E       F E E T
------------------------------------------------------------------------------------------------------------------------------------
SECOND LEVEL                                        Delta            American          USAir             United           Air South

Ticket Counter Area                                    632               158              396               177               210
Offices                                              1,110               587              963               547               510
Baggage Make Up                                      1,269               225              883               271               277
Canopy                                                 745               144              279               275               980
TOTAL                                                3,756             1,114            2,521             1,270             1,977

LOWER LEVEL

Offices                                                211               527              225               229
Common Bag Claim                                    4,893.58           1,117.85         2,578.53          1,040.04            482
TOTAL                                               5,104.58           1,644.85         2,803.53          1,269.04            482

CONCOURSE

Hold Rooms                                           4,477             2,492            3,156             1,930             3,853
Operations                                           1,729               643            1,195               141               708
Crown Room                                             822              --               --                --                --
Maintenance                                            397              --               --                --                --
Ramp Storage                                           918               154               58               333             1,463
Employee Lounge                                        358              --               --                --                --
TOTAL                                                8,701             3,289            4,409             2,071             4,894
GRAND TOTAL                                         17,561.58          6,047.85         9,733.53          4,610.04          7,353

TERMINAL
                                                                                                  SERVICE PROVIDED

Airfine Leased Space                                                                  A=Airport                      T=Tenant
------------------------------------------------------------------------------------------------------------------------------
SECOND LEVEL                                        TOTAL              Cleaning      Electricity      Relarnping         ACMQ

Ticket Counter Area                                  1,573                 T               A               A               A
offices                                              3,717                 T               A               A               A
Baggage Make Up                                      2,925                 T               A               A               A
Canopy                                               2,423
TOTAL                                               10,638

LOWER LEVEL

Offices                                              1,192                 T               A               A               A
Common Bag Claim                                    10,112                 A               A               A               A
TOTAL                                               11,304

CONCOURSE

Hold Rooms                                          15,908                 A               A               A               A
Operations                                           4,416                 T               A               A               A
Crown Room                                             822                 T               A               A               A
Maintenance                                            397                 T               A               A               A
Ramp Storage                                                               T               A               A               A
Employee Lounge                                        358                 T               A               A               A
TOTAL                                               23,364

GRAND TOTAL                                         45,306


                        COLOMBIA METROPOLITAN AIRPORT
                    INCOME REQUIREMENTS - 1979, 1980, 1981


1979                            1980                            1981
----                            ----                            ----
,307,220                        $1,436,175                      $1,536,708 Maintenance & Operation Costs

734,397                            734,397                         734,397 Average Bond Debt Service
                                                                              (See Exhibit E)
-189,067 (25.6% off)              -269,139 (36.6% off)             -344,752 (46.9% off) Total Debt Service
                                                                           discount = $802,958 to be
                                                                           added  to Landing Fees beginning
                                                                           Jan. 1,  1992 and amortized over 10
                                                                           years without interest.
--------------------            ------------------------        ----------------
852,550                         $1,901,433                      $1,926,353

546,320                        -$1,546,320                     -$1,546,320 Credit Estimated 1978 Income

121,920                           -121,920                        -121,920 Credit Estimated Interest
                                                                           Income

--------------------            ------------------------        ----------------
668,240                        -$1,668,240                     -$1,668,240 Total Credit

184,310                         $  233,193                      $  258,113 Added Revenue, over 1978
                                                                           Estimated Income, required to
                                                                           break even (Line 4 minus Line 7)

                                                        *******************
86,280                          $   86,280                      $  86,280  Credit Budget Forcast of Revenue
                                                                           increase in 1979 vs. 1978 (See page
                                                                           3 of Budget)

   -                                48,883                         73,803  Projected Concession Increase over
                                                                           1979 - airline forecast increase in passenger
                                                                           @ $1.04 to Airport

51,935                              59,935                         51,935  Added Rent produced by increased square
                                                                           footage of bag claim area occupied 10-1-78
                                                                           at rate of $7.75 per square foot

--------------------            ------------------------        ----------------
38,215                          $  187,098                      $ 212,018

                                                        *******************

34,310                          $  233,193                      $ 258,113  Line 8 above

38,215                            -187,098                       -212,018  Line 12 above

--------------------            ------------------------        ----------------
46,095                          $   46,095                      $  46,095  Net added income from Landing Fees
                                                                           to break even

3.5c                                   3.5c                           3.5c Added Landing Fee Rate required to break
                                                                           even: 1c = $13,170 of Landing Fee in 1978

80.0c                                +30.0c                         +30.0c Landing Fee Rate 1978
--------------------            ------------------------        ----------------
83.5c                                 33.5c                          33.5c Total Landing Fee Rate required to break
                                                                           even.



                        (ENCLOSED FOR INFORMATION ONLY)           EXHIBIT F
                                                                  APRIL 28, 1979

                                    EXHIBIT G

                          IRREVOCABLE LETTER OF CREDIT

Irrevocable Letter of Credit Number:      _____________________________

                                          _____________________________

Date:

To:                                     The State of South Carolina
                                        Richland-Lexington Airport District
                                        Post Office Box 280037
                                        Columbia, South Carolina 29228-0037

From:            Bank:           _________________________________________

                 Address:        _________________________________________

                                 _________________________________________

                 Authorized      _________________________________________

                 Signature:      _________________________________________

                 Title:          _________________________________________


         We have established this irrevocable letter of credit solely in favor of the Richland-Lexington Airport District for drawings up to $________ U.S. Dollars (Currency and Amount in Words:_____________________ ) and expiring on close of business on _____________, provided that this letter of credit shall be deemed automatically extended without amendment for one year from the expiration date, or any future expiration date, unless sixty (60) days prior to the expiration date, the advising bank notifies the Richland-Lexington Airport District that it elects not to consider this letter of credit renewed for such additional period.

         This undertaking is not subject to any condition or qualification. The obligation of this bank under this letter of credit shall be the individual obligation of the bank, and no way contingent upon reimbursement with respect thereto. This letter of credit shall be governed by the laws of South Carolina, and any legal proceedings initiated with respect to payment of this letter of credit shall be brought in the State of South Carolina, County of Lexington, subject to the laws of the State of South Carolina.

--------------------------------------------------------------------------------
                                  BANK USE ONLY

Approved:________________    City:______________     Date:__________________

_________________________    Telephone:_________     Fee:___% RC
Account Officer

Second                       Charge DDA#:_______     Purpose/Collateral Code:__
Level
Approval:________________    Facility ID:_______     Credit Grade:

_________________________                            Customer SIC Code:
(Print Name and Title)

                                                                       Exhibit G

                       RICHLAND-LEXINGTON AIRPORT DISTRICT
           SCHEDULE OF GENERAL LONG-TERM DEBT PROJECTED DEBT SERVICE
                          Year Ended December 31, 1985

                        Bond      Maturity      Schedule
                        --------------------------------

Year
Ending
December 31                 Principal           Interest            Total
-----------                 ---------           --------            -----

   1985                    $  420,000        $  154,595          $  574,595
   1986                       420,000           132,370             552,370
   1987                       400,000           109,700             509,700
   1988                       400,000            88,600             488,600
   1989                       400,000            67,000             467,000
   1990                       410,000            45,000             455,000
   1991                       410,000            22,500             432,000
                           ----------        ----------          ----------

                           $5,760,000        $2,001,889          $7,761,889





                                                                       EXHIBIT E